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                                                                  EXHIBIT 21.1


SUBSIDIARIES OF MICHAEL FOODS, INC.

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                                                                  STATE OF
NAME                                                            INCORPORATION
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
Crystal Farms Refrigerated Distribution Company                   Minnesota
Northern Star Co.                                                 Minnesota
Kohler Mix Specialties, Inc.                                      Minnesota
Kohler Mix Specialties of Connecticut, Inc.                      Connecticut
M.G. Waldbaum Company                                             Nebraska
Papetti's Hygrade Egg Products, Inc.                              Minnesota
Casa Trucking, Inc.                                               Minnesota
Wisco Farm Cooperative                                            Wisconsin
WFC, Inc.                                                         Wisconsin
Farm Fresh Foods, Inc.                                            California
Farm Fresh Foods, Inc. of Nevada                                    Nevada
Michael Foods of Delaware, Inc.                                    Delaware
Midwest Mix, Inc.                                                 Minnesota
Minnesota Products, Inc.                                          Minnesota
MFI Food Canada, Ltd.                                               Canada
MIKLFS Corporation                                               Virgin Islands
R & P Liquid Egg Technology Limited Partnership                   New Jersey
Papetti Electroheating Corporation                                New Jersey
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